     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE  , 1998
                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 -------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 -------------
   AMERICAN EXPRESS COMPANY         AMERICAN EXPRESS COMPANY CAPITAL TRUST I
 (EXACT NAME OF REGISTRANT AS       AMERICAN EXPRESS COMPANY CAPITAL TRUST II
   SPECIFIED IN ITS CHARTER)       (EXACT NAME OF EACH REGISTRANT AS SPECIFIED
                                                 IN ITS CHARTER)
           NEW YORK                                 DELAWARE
 (STATE OR OTHER JURISDICTION)            (STATE OR OTHER JURISDICTION)
          13-4922250                               51-6508487
                                                   51-6508488
       (I.R.S. EMPLOYER              (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    IDENTIFICATION NUMBER)
       200 VESEY STREET                         200 VESEY STREET
   NEW YORK, NEW YORK 10285                 NEW YORK, NEW YORK 10285
        (212) 640-2000                           (212) 640-2000
 (ADDRESS, INCLUDING ZIP CODE,     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
         AND TELEPHONE                     NUMBER, INCLUDING AREA CODE
NUMBER, INCLUDING AREA CODE OF    OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
    REGISTRANT'S PRINCIPAL       -------------
      EXECUTIVE OFFICES)
                            LOUISE M. PARENT, ESQ.
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                           AMERICAN EXPRESS COMPANY
                               200 VESEY STREET
                           NEW YORK, NEW YORK 10285
                                (212) 640-2000
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                    NUMBER, AREA CODE, OF AGENT FOR SERVICE
                                WITH COPIES TO:
      KENNETH L. BACHMAN                        MARK J. WELSHIMER
   CLEARY, GOTTLIEB, STEEN &                   SULLIVAN & CROMWELL
           HAMILTON                             125 BROAD STREET
2000 PENNSYLVANIA AVENUE, N.W.                 NEW YORK, NY 10004
    WASHINGTON, D.C. 20006                       (212) 558-4000
        (202) 974-1500           -------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                 -------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                PROPOSED       PROPOSED
                                 AMOUNT         MAXIMUM        MAXIMUM
  TITLE OF EACH CLASS OF         TO BE       OFFERING PRICE   AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED     PER UNIT(1)   OFFERING PRICE  REGISTRATION FEE
--------------------------------------------------------------------------------------------
 Junior Subordinated
  Deferrable Interest
  Debentures of American
  Express Company(2)....      $500,000,000        $          $500,000,000         N/A
--------------------------------------------------------------------------------------------
 Capital Securities of
  American Express
  Company Capital Trust I
  and American Express
  Company Capital Trust
  II....................      $500,000,000        $          $500,000,000       $147,500
--------------------------------------------------------------------------------------------
 American Express Company
  Guarantees with respect
  to Capital
  Securities(3)(4)......          N/A             N/A            N/A              N/A
--------------------------------------------------------------------------------------------
 Total..................     $500,000,000(5)      100%      $500,000,000(5)     $147,500
--------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures will be purchased by American Express Company Capital Trust I and American Express Company Capital Trust II with the proceeds of the sale of the Capital Securities.
(3) No separate consideration will be received for American Express Company Guarantees.
(4) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of American Express Company, the rights of holders of Junior Subordinated Deferrable Interest Debentures of American Express Company under the Indenture, the rights of holders of Capital Securities of American Express Company Capital Trust I and American
    Express Company Capital Trust II under each Trust Agreement, the rights of holders of the Capital Securities under the Guarantees and the Expense Agreements, which taken together, fully irrevocably and unconditionally guarantee all of the respective obligations of American Express Company Capital Trust I and American Express Company Capital Trust II under the Capital Securities.
(5) Such amount represents the principal amount of Junior Subordinated Deferrable Interest Debentures issued at their principal amount and the issue price rather than the principal amount of Junior Subordinated Deferrable Interest Debentures issued at an original issue discount. Such amount also represents the initial public offering price of the American Express Company Capital Trust I and American Express Company Capital Trust II Capital Securities.
                                 -------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS          +
+SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE    +
+ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE          +
+SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE          +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                    SUBJECT TO COMPLETION, DATED      , 1998

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED      , 1998

                                     $
                    AMERICAN EXPRESS COMPANY CAPITAL TRUST I
                         % CAPITAL SECURITIES, SERIES I
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                            AMERICAN EXPRESS COMPANY
LOGO

                                  -----------

  The  % Capital Securities, Series I (the "Capital Securities"), offered hereby represent beneficial interests in American Express Company Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Issuer"). American Express Company, a New York corporation (the "Corporation"), will be the owner of all of the beneficial interests represented by common securities of the Issuer (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). Bankers
Trust Company is the Property Trustee of the Issuer. The Issuer exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof
in $    initial principal amount of  % Junior Subordinated Deferrable Interest
Debentures (the "Junior Subordinated Debentures"), to be issued by the Corporation and engaging in only those other activities necessary or incidental
thereto. The Subordinated Debentures will mature on      , 2028, which date may
be shortened to a date not earlier than      , 2013.
                                                        (Continued on next page)

  SEE "RISK FACTORS" BEGINNING ON PAGE S-5 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES.

                                  -----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
   PASSED  UPON THE ACCURACY  OR ADEQUACY OF  THIS PROSPECTUS SUPPLEMENT  OR
    THE PROSPECTUS TO WHICH IT RELATES.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                                            INITIAL PUBLIC   UNDERWRITING    PROCEEDS TO
                                           OFFERING PRICE(1) COMMISSION(2) THE ISSUER(3)(4)
                                           ----------------- ------------- ----------------
 Per Capital Security...................        $1,000            (3)           $1,000
 Total..................................        $                 (3)           $

-----
(1) Plus accrued Distributions, if any, from the date of original issuance.
(2) The Issuer and the Corporation have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(3) In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debentures, the Corporation has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds
    $    per Capital Security (or $    in the aggregate). See "Underwriting".
(4) Expenses of the offering which are payable by the Corporation are estimated
    to be $   .

                                  -----------

  The Capital Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Capital Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York,
New York, on or about      , 1998, against payment therefor in immediately
available funds. See "Underwriting".

                                  -----------

             The date of this Prospectus Supplement is      , 1998

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                               ----------------

(cover page continued)

The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Capital Securities--Subordination of Common Securities" in the accompanying Prospectus.

  Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and
payable semi-annually in arrears on the first day of       and       of each
year, commencing on      , 1998, at the annual rate of  % of the Liquidation
Amount of $1,000 per Capital Security ("Distributions"). Subject to certain exceptions, as described herein, the Corporation has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of % per annum, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of
 % per annum, compounded semi-annually from the relevant payment date for such interest, and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of Junior Subordinated Debentures--Option to Defer Interest Payments" and "U.S. Federal Income Tax Consequences--Interest Income and Original Issue Discount".

  The Junior Subordinated Debentures are unsecured and subordinated to all Senior Debt (as defined in the accompanying Prospectus). Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including American Express Travel Related Services Company, Inc., American Express Financial Corporation and American Express Bank Ltd., upon such subsidiary's liquidation or reorganization or otherwise (and, thus, the ability of holders of Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures (and therefore the Capital Securities) will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders thereof should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

(cover page continued)

  The Corporation has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Guarantees--Full and Unconditional Guarantee" in the accompanying Prospectus. The Guarantee of the Corporation guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer, as described herein (the "Guarantee"). See "Description of Guarantees" in the accompanying Prospectus. If the Corporation does not make interest payments on the Junior Subordinated Debentures held by the Issuer, the Issuer will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer has insufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture to enforce payment of amounts equal to such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of Capital Securities" in the accompanying Prospectus. The obligations of the Corporation under the Guarantee and the Capital Securities are subordinate and junior in right of payment to all Senior Debt of the Corporation.

  The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption. The Junior Subordinated Debentures are redeemable
prior to maturity at the option of the Corporation (i) on or after      ,
2008, in whole at any time or in part from time to time or (ii) at any time
prior to      , 2008 in whole (but not in part) at any time within 90 days following the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined herein), in each case at the redemption price set forth herein, which includes the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption.

  The Corporation will have the right at any time to terminate the Issuer and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Issuer.

  In the event of the termination of the Issuer, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Junior Subordinated Debentures, subject to certain exceptions. See "Description of Capital Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

  The Capital Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and Bankers Trust Company, as trustee (the "Debenture Trustee"), (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer among the Corporation, as Depositor, Bankers Trust Company, as Property Trustee (the "Property Trustee") and

Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees") and (iii) the "Guarantee" means the Guarantee Agreement relating to the Capital Securities, as amended and supplemented from time to time, between the Corporation and Bankers Trust Company, as Guarantee Trustee. Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

                                 RISK FACTORS

  Prospective purchasers of the Capital Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters. In addition, because holders of Capital Securities may receive Junior Subordinated Debentures in exchange therefor upon liquidation of the Issuer, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

  The obligations of the Corporation under the Guarantee issued by the Corporation for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including American Express Travel Related Services Company, Inc., American Express Financial Corporation and American Express Bank Ltd., upon such subsidiary's liquidation or reorganization or otherwise (and, thus, the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures (and, therefore, the Capital Securities) will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders thereof should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. See "The Corporation". None of the Indenture, the Guarantee, the Trust Agreement or the Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of Guarantees--Status of the Guarantees" and "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  The ability of the Issuer to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  So long as no event of default under the Indenture has occurred or is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Issuer will also be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of % per annum, compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of %, compounded semi-annually from the relevant Interest Payment Date (as defined herein) for such interest, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Capital Securities--Distributions" and "Certain Terms of Junior Subordinated Debentures--Option to Defer Interest Payments".

  Should an Extension Period occur, a holder of Capital Securities will be required to recognize income (in the form of original issue discount on a constant yield method) in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer for United States federal income tax purposes. As a result, a holder of Capital Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Issuer if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "U.S. Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sale or Redemption of Capital Securities".

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities.

TAX EVENT OR INVESTMENT COMPANY EVENT--REDEMPTION

  Upon the occurrence and continuation of a Tax Event or an Investment Company Event, the Corporation has the right to redeem the Junior Subordinated Debentures in whole (but not in part) within 90 days following the occurrence and continuation of such Tax Event or Investment Company Event and thereby cause a mandatory redemption of the Capital Securities. See "U.S. Federal Income Tax Consequences--Possible Tax Law Changes".

  A "Tax Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any judicial decision or any official administrative pronouncement (including any private letter ruling, technical advice memorandum or field service advice) or regulatory procedure (an "Administrative Action"), regardless of whether such judicial decision or Administrative Action is issued to or in connection with a proceeding involving the Corporation or the Issuer and whether or not subject to review or appeal, which amendment, clarification, change, Administrative Action or decision is enacted, promulgated or announced, in each case, on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures,
(ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Investment Company Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

EXCHANGE OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

  The holders of all of the outstanding Common Securities have the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in exchange therefor upon liquidation of the Issuer. See "Certain Terms of Capital Securities--Liquidation of Issuer and Distribution of Junior Subordinated Debentures to Holders".

  Under current United States federal income tax law and interpretations, a distribution of the Junior Subordinated Debentures upon liquidation of the Issuer would not be a taxable event to holders of the Capital Securities. However, if any event described in clause (a) or (b) of the definition of "Tax Event" above were to occur which would cause the Issuer to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, as the case would be if, for example, the Issuer were treated as an association taxable as a corporation, a distribution of the Junior Subordinated Debentures by the Issuer could be a taxable event to the Issuer and the holders of the Capital Securities. See "U.S. Federal Income Tax Consequences--Distribution of the Junior Subordinated Debentures to Holders of Capital Securities Upon Liquidation of the Issuer".

SHORTENING OF STATED MATURITY OF JUNIOR SUBORDINATED DEBENTURES

  The Corporation will have the right at any time to shorten the maturity of
the Junior Subordinated Debentures to a date not earlier than      , 2013 and
thereby cause the Capital Securities to be redeemed on such earlier date.

MARKET PRICES

  There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures that may be distributed in exchange for Capital Securities upon liquidation of the Issuer. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Capital

Securities may receive on liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. As a result of the existence of the Corporation's right to defer interest payments, the market price of the Capital Securities (which represent preferred beneficial interests in the Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals. In addition, because the Corporation has the right to shorten the Stated Maturity of the Junior Subordinated Debentures, there can be no assurance that the Corporation will not exercise its option to change the maturity of the Junior Subordinated Debentures as permitted by the terms thereof and of the Indenture. If the Corporation does exercise such option, there can be no assurance that the shortening of the maturity of the Junior Subordinated Debentures will not have an effect on the market price of the Capital Securities. See "Certain Terms of the Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures-- Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

RIGHTS UNDER THE GUARANTEE; DIRECT ACTION

  The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Trust Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer (unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that the Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Capital Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Bankers Trust Company will act as the indenture trustee under the Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Guarantee for the benefit of the holders of the Capital Securities. Bankers Trust Company will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement and Bankers Trust (Delaware) will act as Delaware Trustee under the Trust Agreement.

  The holders of not less than a majority in aggregate liquidation amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest on or principal of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities" and "--Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

LIMITED VOTING RIGHTS

  Holders of Capital Securities generally will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Issuer's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events described in the accompanying Prospectus. The Property Trustee and the holders of all of the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to ensure that
(i) the Issuer will be classified for United States federal income tax purposes as a grantor trust or as other than as an association taxable as a corporation, (ii) the Junior Subordinated Debentures will be treated as indebtedness of the Corporation or (iii) the Issuer will not be required to register as an "investment company" under the Investment Company Act. See "Description of Capital Securities--Voting Rights; Amendment of Each Trust Agreement" and "--Removal of Issuer Trustees; Appointment of Successors" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF CAPITAL SECURITIES

  The Capital Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder of Capital Securities that disposes of its Capital Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Issuer for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income for U.S. federal income tax purposes. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "U.S. Federal Income Tax Consequences--Sale or Redemption of Capital Securities".

                   AMERICAN EXPRESS COMPANY CAPITAL TRUST I

  American Express Company Capital Trust I is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Depositor and Bankers Trust (Delaware), as Delaware Trustee and (ii) the filing of a certificate of trust with the Delaware Secretary of State on May 29, 1998. The Issuer's business and affairs are conducted by its trustees: initially Bankers Trust Company, as Property Trustee and Bankers Trust (Delaware), as Delaware Trustee. In addition, two individuals who are employees or officers of or affiliated with the holder of a majority of the Common Securities will act as administrators with respect to the Issuer (the "Administrators"). The Administrators will be selected by the holders of the Common Securities. See "Description of Capital Securities--Miscellaneous" in the accompanying Prospectus. The Issuer exists for the exclusive purposes of
(i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Capital Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer, and payments under the Junior Subordinated Debentures will be the sole revenue of the Issuer.

  All of the Common Securities will be initially owned by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation, as holder of the Common Securities, to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities--Subordination of Common Securities" in the accompanying Prospectus. The Corporation will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer. The Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Issuer is at World Financial Center, 200 Vesey Street, New York, New York 10285, and its telephone number is (212) 640-2000. See "The Issuers" in the accompanying Prospectus.

  It is anticipated that the Issuer will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                THE CORPORATION

  Through its subsidiaries, the Corporation is primarily engaged in the business of providing travel related services, financial advisory services and international banking services throughout the world.

  Travel related services are offered principally through American Express Travel Related Services Company, Inc. and its subsidiaries ("TRS") and include a variety of products and services, including the American Express(R) Card, the Optima Card(R) and other consumer and corporate lending products (the "Cards"), the American Express(R) Travelers Cheque (the "Travelers Cheque") and other stored value products, business expense management products and services, tax preparation and bookkeeping services, corporate and consumer travel products and services, magazine publishing, and management and merchant transaction processing, point of sale and back office products and services. At December 31, 1997, there were 42.7 million Cards in force worldwide, and worldwide Card billed business for the year ended December 31, 1997 was $209.2 billion. U.S. consumer lending operations are conducted by American Express Centurion Bank, a wholly-owned subsidiary of TRS whose deposits are insured by the Federal Deposit Insurance Corporation. Travelers Cheque sales for the year ended December 31, 1997 were $25 billion.

  American Express Financial Corporation ("AEFC") and its subsidiaries are engaged in providing a variety of financial products and services to help individuals, businesses and institutions establish and achieve their financial goals. AEFC's products and services include financial planning and advice, insurance and annuities, a variety of investment products, including investment certificates, mutual funds and limited partnerships, investment advisory services, trust and employee plan administration services, personal auto and homeowner's insurance and retail securities brokerage services. At December 31, 1997, American Express Financial Advisors Inc. ("AEFA"), AEFC's principal marketing subsidiary, maintained a nationwide financial planning field force of 8,776 persons. At December 31, 1997, AEFA's assets owned and/or managed totaled approximately $173.4 billion.

  American Express Bank Ltd., together with its subsidiaries ("AEBL") offers products that meet the financial services needs of four client groups: corporations, financial institutions, affluent individuals and retail customers. AEBL's five primary business lines are corporate banking and finance, correspondent banking, private banking, personal financial services and global trading. AEBL does not do business in the United States except as an incident to its activities outside the United States.

  The Corporation has its principal executive offices at World Financial Center, 200 Vesey Street, New York, New York 10285, and its telephone number is (212) 640-2000.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Corporation's ratios of earnings to fixed charges for the years and periods indicated:

                                         THREE MONTHS
                                             ENDED
                                           MARCH 31    YEAR ENDED DECEMBER 31,
                                         ------------- ------------------------
                                          1998   1997  1997 1996 1995 1994 1993
                                         ------ ------ ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges......   2.09   2.26 2.22 2.17 1.86 1.90 2.20

  In computing the ratio of earnings to fixed charges, "earnings" consist of pretax income from continuing operations plus interest expense and other adjustments. For purposes of computing "earnings", other adjustments included adding the amortization of capitalized interest, the net loss of affiliates accounted for under the equity method whose debt is not guaranteed by the Corporation, the minority interest in the earnings of majority-owned subsidiaries with fixed charges, and the interest component of rental expense and subtracting undistributed net income of affiliates accounted for under the equity method.

  "Fixed charges" consist of interest expense and other adjustments, including capitalized interest costs and the interest component of rental expense. Interest expense includes interest expense related primarily to the international banking operations of the Corporation and TRS's Cardmember lending activities, which is netted against interest and dividends and Cardmember lending net finance charge revenue, respectively, in the Corporation's Consolidated Statements of Income.

  On May 31, 1994, the Corporation completed the spin-off of Lehman Brothers Holdings, Inc. ("Lehman Brothers") through a dividend to common shareholders of the Corporation. Accordingly, Lehman Brothers' results are reported as a discontinued operation and are excluded from the above computation for all periods presented. In March 1993, the Corporation reduced its ownership in First Data Corporation ("FDC") to approximately 22 percent through a public offering. As a result, beginning in 1993, FDC was reported as an equity investment in the above computation. In the fourth quarter of 1995, the Corporation's ownership was further reduced to approximately 10 percent as a result of shares issued by FDC in connection with a merger transaction. Accordingly, as of December 31, 1995, the Corporation's investment in FDC is accounted for as Investments--Available for sale.

                                USE OF PROCEEDS

  All of the proceeds from the sale of Capital Securities will be invested by the Issuer in Junior Subordinated Debentures. The Corporation intends that the proceeds from the sale of such Junior Subordinated Debentures will be used for general corporate purposes.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries (in millions) as of December 31, 1997 and as adjusted to give effect to the consummation of the offering of the Capital Securities. The following data should be read in conjunction with the consolidated financial statements and notes thereto included in the documents incorporated herein by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                                                          OUTSTANDING
                                                          DECEMBER 31,    AS
                                                              1997     ADJUSTED
                                                          ------------ --------
LONG-TERM INDEBTEDNESS
  Notes due June 15, 2000................................   $   300    $
  Notes due November 15, 2001............................       299
  Notes due August 15, 2001..............................       299
  Floating Rate Notes due December 18, 2001..............       300
  Floating Rate Notes due May 1, 2002....................       399
  Notes due August 12, 2002..............................       400
  Notes due June 23, 2004................................       499
  Other Fixed Senior Notes due 1998-2022.................     1,509
  Other Floating Senior Notes due 1998-2002..............     3,106
  Other Floating Rate Notes due 1999-2004................       506
  Other Fixed Rate Notes due 1998-2006...................       256
                                                            -------    -------
    Total................................................   $ 7,873    $
Guaranteed Preferred Beneficial Interests in the
 Corporation's Junior Subordinated Deferrable Interest
 Debentures(1)...........................................
STOCKHOLDERS' EQUITY
  Common shares; par value $.60 a share (authorized 1.2
   billion shares; 466.4 million shares issued and
   outstanding)..........................................       280
  Capital surplus........................................     4,624
  Net unrealized securities gains........................       579
  Foreign currency translation adjustments...............       (97)
  Retained earnings......................................     4,188
                                                            -------    -------
    Total stockholders' equity...........................     9,574
                                                            -------    -------
Total Capitalization.....................................   $17,447    $
                                                            =======    =======

--------
(1) As described herein, the sole assets of the Issuer will be $     of     %
    Junior Subordinated Debentures, issued by the Corporation to the Issuer.
    The Junior Subordinated Debentures will mature on         , 2028 which
    date may be shortened to a date not earlier than         , 2013. The
    Corporation owns all of the Common Securities of the Issuer, which accrue
    distributions at the rate of     % per annum.

  Except as set forth herein, there has been no material change in the consolidated capitalization of the Corporation and its subsidiaries since December 31, 1997 to the date of this Prospectus Supplement.

                            SELECTED FINANCIAL DATA

  The following table presents summary consolidated financial data derived from the consolidated financial statements of the Corporation. This summary is qualified in its entirety by the financial statements and the notes thereto included in the documents incorporated herein by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                           THREE MONTHS ENDED                 YEAR ENDED DECEMBER 31,
                           ----------------------    ------------------------------------------------------
                             1998         1997         1997        1996        1995       1994       1993
                           ---------    ---------    --------    --------    --------    -------    -------
                             (MILLIONS, EXCEPT PER SHARE AMOUNTS AND WHERE ITALICIZED)
OPERATING RESULTS
 Net revenues............  $   4,521    $   4,164    $ 17,760    $ 16,380    $ 15,921    $14,342    $13,301
 Percent increase
  (decrease).............          9%           7%          8%          3%         11%         8%        (7%)
 Expenses................      3,907        3,524      15,010      13,716      13,738     12,451     10,975
 Income from continuing
  operations before
  accounting changes
 As reported.............        460          454       1,991       1,901       1,564      1,380      1,605
 Adjusted(1).............        460          454       1,991       1,739       1,564      1,380      1,172
 Net income..............        460          454       1,991       1,901       1,564      1,413      1,478
 Return on average
  shareholders'
  equity(2)..............         23.1%        23.0%       23.5%       22.8%       22.0%      20.3%      20.9%
                             AS OF MARCH 31,           AS OF AND FOR YEAR ENDED DECEMBER 31,
                           ----------------------    ------------------------------------------------------
                             1998         1997         1997        1996        1995       1994       1993
                           ---------    ---------    --------    --------    --------    -------    -------
                             (MILLIONS, EXCEPT PER SHARE AMOUNTS AND WHERE ITALICIZED)
BALANCE SHEET
Cash and cash
 equivalents.............  $   4,342    $   3,170    $  4,179    $  2,677    $  3,200    $ 3,433    $ 3,312
Accounts receivable and
 accrued interest, net...     20,094       19,164      21,774      20,491      19,914     17,147     16,142
Investments..............     39,876       38,140      39,648      38,339      42,561     40,108     39,308
Loans, net...............     19,416       19,182      20,109      18,518      16,091     14,722     14,796
Total assets.............    120,303      108,105     120,003     108,512     107,405     97,006     94,132
Customers' deposits......      9,724       10,603       9,444       9,555       9,889     10,013     11,131
Travelers Cheques
 outstanding.............      5,585        5,766       5,634       5,838       5,697      5,271      4,800
Insurance and annuity
 reserves................     26,039       25,817      26,165      25,674      25,157     24,849     23,406
Short-term debt..........     18,151       17,324      20,570      18,402      17,654     14,810     12,489
Long-term debt...........      8,140        6,331       7,873       6,552       7,570      7,162      8,561
Shareholders' equity.....      9,425        8,382       9,574       8,528       8,220      6,433      8,734

--------
(1) Adjusted to exclude: in 1996--a $300 million gain on the exchange of the Corporation's DECS and a $138 million restructuring charge; 1993--a $433 million gain on the sale of FDC shares.
(2) Return on average shareholders' equity is based on adjusted income from continuing operations before accounting changes and excludes the effect of SFAS No. 115 beginning in 1994.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Issuer will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Issuer will be included in the consolidated financial statements of the Corporation. The Capital Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Guaranteed Preferred Beneficial Interests in the Company's Junior Subordinated Deferrable Interest Debentures" and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Capital Securities as an expense in the consolidated statements of income.

  The Corporation has determined that future financial reports of the Corporation will: (i) include in a footnote to the financial statements disclosure that the sole assets of the Issuer are the Junior Subordinated Debentures; and (ii) if Staff Accounting Bulletin 53 treatment is sought, include, in an audited footnote to the financial statements, disclosure that
(a) the trust is wholly owned, (b) the sole assets of the Issuer are the Junior Subordinated Debentures and (c) the obligations of the Corporation under the Junior Subordinated Debentures, the Indenture, Trust Agreement, Guarantee and Expense Agreement, in the aggregate, constitute a full and unconditional guarantee by the Corporation of the Issuer's obligations under the Capital Securities.

                      CERTAIN TERMS OF CAPITAL SECURITIES

GENERAL

  The following summary of certain terms and provisions of the Capital Securities supplements the description of the terms and provisions of the Capital Securities set forth in the accompanying Prospectus under the heading "Description of Capital Securities", to which description reference is hereby made. This summary of certain terms and provisions of the Capital Securities, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement to which reference is hereby made. The form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

DISTRIBUTIONS

  The Capital Securities represent beneficial interests in the Issuer, and Distributions on the Capital Securities will be payable at the annual rate of
   % of the stated Liquidation Amount of $1,000, payable semi-annually in
arrears on         and         of each year (each a "Distribution Date"), to
the holders of the Capital Securities at the close of business on the fifteenth day (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions will accumulate from the date of original issuance. The first Distribution payment date for the
Capital Securities will be      , 1998. The amount of Distributions payable
for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable. The Paying Agent for the Capital Securities shall be Bankers Trust Company. See "Description of Capital Securities--Distributions" in the accompanying Prospectus.

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral of interest payments by the Corporation, semi-annual Distributions on the Capital Securities will also be deferred by the Issuer during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of [ ]% thereof, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Junior Subordinated Debentures, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the
rate of    % per annum, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Junior Subordinated Debentures--Option to Defer Interest Payments" and "U.S. Federal Income Tax Consequences--Interest Income and Original Issue Discount".

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of Trust Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of Capital Securities--Redemption or Exchange" in the accompanying Prospectus. For a description of the Stated Maturity and redemption provisions of the Junior Subordinated Debentures, see "Certain Terms of Junior Subordinated Debentures--General" and "--Redemption".

  The Corporation has the right to redeem the Junior Subordinated Debentures
(i) on or after      , 2008, in whole at any time or in part from time to
time, or (ii) in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event or Investment Company Event. A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Capital Securities and Common Securities.

  The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the Liquidation Amount (as defined below), together with accumulated Distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period
beginning         of the year indicated below:

                                                                      REDEMPTION
      YEAR                                                              PRICE
      ----                                                            ----------
      2008...........................................................
      2009...........................................................
      2010...........................................................
      2011...........................................................
      2012...........................................................
      2013...........................................................
      2014...........................................................
      2015...........................................................
      2016...........................................................
      2017...........................................................

and at 100% on or after      , 2018.

  The Redemption Price, in the case of a redemption prior to      , 2008
following a Tax Event or Investment Company Event as described under (ii) above, will equal for each Capital Security the Make-Whole Amount for a corresponding $1,000 principal amount of Junior Subordinated Debentures together with accumulated Distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" will be equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Junior Subordinated
Debentures on      , 2008 together with the present values of scheduled
payments of interest from the Redemption Date to      , 2008 (the "Remaining
Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.

  "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate plus (i) % if such Redemption Date occurs on or before
or (ii)    % if such Redemption Date occurs after        .

  "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

  "Business Day" means a day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

  "Comparable Treasury Issue" means with respect to any Redemption Date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is
within a period from three months before to three months after      , 2008 the
two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

  "Quotation Agent" means             and its successors; provided, however,
that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer.

  "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

  "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

  "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

  "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

  A "Tax Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any judicial decision or any official administrative pronouncement (including any private letter ruling, technical advice memorandum or field service advice) or regulatory procedure (an "Administrative Action"), regardless of whether such judicial decision or Administrative Action is issued to or in connection with a proceeding involving the Corporation or the Issuer and whether or not subject to review or appeal, which amendment, clarification, change, Administrative Action or decision is enacted, promulgated or announced, in each case, on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures,
(ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Investment Company Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

  Payment of Additional Sums. If a Tax Event described in clause (i) or (iii) of the definition of Tax Event above has occurred and is continuing and the Issuer is the holder of all of the Junior Subordinated Debentures, the Corporation will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debentures.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer on the outstanding Capital Securities and Common Securities will not be reduced as a result of certain additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

LIQUIDATION OF ISSUER AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS

  The amount payable on the Capital Securities in the event of any liquidation of the Issuer is $1,000 per Capital Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

  The holders of all of the outstanding Common Securities will have the right at any time to liquidate the Issuer and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in exchange therefor upon liquidation of the Issuer.

  Under current United States federal income tax law, a distribution of Junior Subordinated Debentures in exchange for Capital Securities would not be a taxable event to holders of the Capital Securities. However, should any event described in clause (a) or (b) of the definition of "Tax Event" above occur, the distribution of the Junior Subordinated Debentures could be a taxable event to holders of the Capital Securities. See "U.S. Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Holders of Capital Securities Upon Liquidation of the Issuer". If the Corporation elects neither to redeem the Junior Subordinated Debentures prior to maturity nor to liquidate the Issuer and distribute the Junior Subordinated Debentures to holders of the Capital

Securities in exchange therefor, the Capital Securities will remain outstanding until the Stated Maturity of the Junior Subordinated Debentures.

  If the Corporation elects to liquidate the Issuer and thereby causes the Junior Subordinated Debentures to be distributed to holders of the Capital Securities in exchange therefor upon liquidation of the Issuer, the Corporation shall continue to have the right to shorten the maturity of the Junior Subordinated Debentures, subject to certain conditions as described under "Certain Terms of Junior Subordinated Debentures--General".

REGISTRATION OF CAPITAL SECURITIES

  The Capital Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC (as defined in the accompanying Prospectus). Except as described below and in the accompanying Prospectus, Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  A global security shall be exchangeable for Capital Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Issuer that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depository, (ii) the Issuer in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Junior Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Capital Securities are issued in definitive form, such Capital Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Capital Securities represented by a global security will be made to DTC, as depository for the Capital Securities. In the event Capital Securities are issued in certificated form, the Liquidation Amount and Distributions will be payable, the transfer of the Capital Securities will be registrable, and Capital Securities will be exchangeable for Capital Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent chosen by the Property Trustee and acceptable to the Administrators, provided that payment of any Distribution may be made by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Capital Securities are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the month in which the relevant Distribution payment is scheduled to be made. For a description of DTC and the terms of DTC arrangements relating to payments, transfers, voting rights, redemptions, and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

                CERTAIN TERMS OF JUNIOR SUBORDINATED DEBENTURES

GENERAL

  The following summary of certain terms and provisions of the Junior Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debentures", to which description reference is hereby made. The summary of certain terms and provisions of the Junior Subordinated Debentures set forth below, which describes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture to which reference is hereby made. The form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

  Concurrently with the issuance of the Capital Securities, the Issuer will invest the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in the Junior Subordinated Debentures issued by the Corporation. The Junior Subordinated Debentures will bear interest at the annual rate of % of the principal amount thereof, payable
semi-annually in arrears on       and       of each year (each, an "Interest
Payment Date"), commencing      , 1998, to the person in whose name each
Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer, the Junior Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of % thereof, compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

  The Junior Subordinated Debentures will be issued under the Indenture. The
Junior Subordinated Debentures will mature on      , 2028 (such date, as it
may be shortened as hereinafter described, the "Stated Maturity"). Such date
may be shortened to a date not earlier than      , 2013. In the event the
Corporation elects to shorten the Stated Maturity of the Junior Subordinated Debentures, it shall give notice to the Debenture Trustee, and the Debenture Trustee shall give notice of such shortening to the holders of the Junior Subordinated Debentures no more than 30 and no less than 60 days prior to the effectiveness thereof.

  The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Corporation. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including TRS, AEFC and AEBL, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

OPTION TO DEFER INTEREST PAYMENTS

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture at any time or from time to time during the term of the Junior Subordinated Debentures to defer payment of interest on the Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest on such unpaid interest at the annual rate of %, compounded semi-annually from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while they are outstanding) will be required to accrue interest income for United States federal income tax purposes. See "U.S. Federal Income Tax Consequences-- Interest Income and Original Issue Discount".

  During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Junior Subordinated Debentures, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of % per annum compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Issuer Trustees notice of its election to begin such Extension Period at least one Business Day prior to the earlier of (i) the date interest on the Junior Subordinated Debentures would have been payable except for the election to begin such Extension Period or
(ii) the date such interest is payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Junior Subordinated Debentures. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" in the accompanying Prospectus.

ADDITIONAL SUMS

  The Corporation has covenanted in the Indenture that, if and for so long as
(i) the Issuer is the holder of all the Junior Subordinated Debentures and
(ii) the Issuer is required to pay certain additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Capital Securities--Redemption".

  Pursuant to the Agreement as to Expenses and Liabilities, the Corporation will agree to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Issuer (including costs and expenses relating to the organization of the Issuer, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Issuer). The form of Agreement as to Expenses and Liabilities is included as Exhibit D in the form of Trust Agreement, which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

REDEMPTION

  The Junior Subordinated Debentures are redeemable prior to maturity at the
option of the Corporation (i) on or after      , 2008 in whole at any time or
in part from time to time, or (ii) in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event or Investment Company Event in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer to redeem the Capital Securities.

  The redemption price for Junior Subordinated Debentures in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the date fixed for redemption, if redeemed during the 12-month
period beginning       of the years indicated below:

                                                                      REDEMPTION
      YEAR                                                              PRICE
      ----                                                            ----------
      2008...........................................................
      2009...........................................................
      2010...........................................................
      2011...........................................................
      2012...........................................................
      2013...........................................................
      2014...........................................................
      2015...........................................................
      2016...........................................................
      2017...........................................................

and at 100% on or after      , 2018.

  The redemption price for Junior Subordinated Debentures, in the case of a
redemption prior to      , 2008 following a Tax Event or Investment Company
Event, as described under (ii) above, will equal the Make-Whole Amount (as defined under "Certain Terms of Capital Securities--Redemption"), together with accrued interest to but excluding the date fixed for redemption.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

  As described under "Certain Terms of Capital Securities--Liquidation of Issuer and Distribution of Junior Subordinated Debentures to Holders", under certain circumstances involving the termination of the Issuer, Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in exchange therefor upon liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as provided by applicable law. If distributed to holders of Capital Securities, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Capital Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that DTC arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Capital Securities. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Capital Securities.

REGISTRATION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Junior Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below and in the accompanying Prospectus, Junior Subordinated Debentures in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  A global security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or
(iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Junior Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debentures are issued in definitive form, such Junior Subordinated Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Junior Subordinated Debentures represented by a global security will be made to DTC, as depositary for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

                          CERTAIN TERMS OF GUARANTEE

  The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Capital Securities after payment of creditors of the Issuer as required by applicable law. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Bankers Trust Company will act as the Guarantee Trustee for the purposes of compliance with the Trust Indenture Act and will hold the Guarantee for the benefit of the holders of the Capital Securities. Bankers Trust Company will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee.

  The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect to the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if any event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest or premium, if any, on or principal of the Junior Subordinated Debentures on the applicable payment date, then a holder of Capital Securities may institute a Direct Action against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder. In connection with such Direct Action, the Corporation will have a right to set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Guarantee" in the accompanying Prospectus. The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee, the Expense Agreement and the Indenture.

                     U.S. FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of Capital Securities. This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to purchase Capital Securities by any particular investor, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary addresses the tax consequences only to a person that acquires Capital Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Capital Securities (a "United States Holder"). This summary also does not address the tax consequences to (i) persons that are not United States Holders, except as described below under "--United States Alien Holders" (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies, (iii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Capital Securities as capital assets.

  This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. For example, a judicial decision could be issued or legislation could be enacted that would adversely affect the Corporation's ability to deduct interest on the Junior Subordinated Debentures, either of which might in turn permit the Corporation to cause a redemption of the Capital Securities. See "--Possible Tax Law Changes". The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Capital Securities may differ from the treatment described below. All references herein to federal tax refer to United States federal tax.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES AND THE ISSUER

  In connection with the issuance of the Junior Subordinated Debentures, Cleary, Gottlieb, Steen & Hamilton will render its opinion that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. By acceptance of a Capital Security, each United States Holder covenants to treat the Junior Subordinated Debentures as indebtedness of the Corporation and the Capital Securities as an undivided beneficial ownership interest in the Junior Subordinated Debentures.

  In connection with the issuance of the Capital Securities, Cleary, Gottlieb, Steen & Hamilton will render its opinion that, under current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Issuer will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each United States Holder of Capital Securities will be considered the owner of an undivided beneficial ownership interest in the Junior Subordinated Debentures, and each United States Holder will be required to include in its gross income any interest (or original issue discount accrued) with respect to its allocable share of those Junior Subordinated Debentures. See "--Interest Income and Original Issue Discount".

  An opinion of Cleary, Gottlieb, Steen & Hamilton is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such challenge will not be successful. See "--Possible Tax Law Changes".

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a contingency that stated interest will not be timely paid that is "remote", because of the terms of the relevant debt instrument, will be ignored in determining whether such debt instrument is issued with original issue discount ("OID"). As a result of terms and conditions of the Junior Subordinated Debentures that prohibit certain payments with respect to the Corporation's capital stock and indebtedness if the Corporation elects to extend interest payment periods, the Corporation believes that the likelihood of its exercising its option to defer payments is remote. See "Certain Terms of Junior Subordinated Debentures--Option to Defer Interest Payments". Based on the foregoing, the Corporation believes that the Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a United States Holder should include in gross income such holder's allocable share of interest on the Junior Subordinated Debentures in accordance with such holder's normal method of accounting for tax purposes.

  If the option to defer any payment of interest was determined not to be "remote" or if the Corporation exercises its option to defer any payment of interest, the Junior Subordinated Debentures would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remained outstanding. In such event, all of a United States Holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on a constant yield method regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a United States Holder would be required to include OID in gross income even though the Corporation would not make any actual cash payments during an Extension Period.

  The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.

  Because income on the Capital Securities will constitute interest or OID, corporate United States Holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES UPON LIQUIDATION OF THE ISSUER

  Under current law, a distribution by the Issuer of the Junior Subordinated Debentures as described under the caption "Certain Terms of Capital Securities--Liquidation of Issuer and Distribution of Junior Subordinated Debentures to Holders" will be non-taxable and will result in the United States Holder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such United States Holder had in its Capital Securities before such distribution. If, however, the liquidation of the Issuer were to occur because the Issuer is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, as would be the case if, for example, the Issuer were treated as an association taxable as a corporation, the distribution of Junior Subordinated Debentures to a United States Holder by the

Issuer would be a taxable event to the Issuer and each United States Holder, and each United States Holder would recognize gain or loss as if the United States Holder had exchanged its Capital Securities for the Junior Subordinated Debentures it received upon the liquidation of the Issuer. A United States Holder will include interest in income in respect of Junior Subordinated Debentures received from the Issuer in the manner described above under "-- Interest Income and Original Issue Discount".

SALE OR REDEMPTION OF CAPITAL SECURITIES

  A United States Holder that sells (including a redemption for cash of its Capital Securities) Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. Assuming that the Corporation does not exercise its option to defer payment of interest on the Junior Subordinated Debentures and the Junior Subordinated Debentures are not considered issued with OID, a United States Holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the Junior Subordinated Debentures are deemed to be issued with OID, as a result of the Corporation's deferral of interest payments, a United States Holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price, increased by OID previously includible in such United States Holder's gross income to the date of disposition and decreased by Distributions or other payments received on the Capital Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such United States Holder's pro rata share of the Junior Subordinated Debentures required to be included in income). Capital gain derived by non-corporate United States Holders on the sale of Capital Securities that have been held for more than eighteen months will be subject to a 20% maximum tax rate and capital gain derived by non-corporate United States Holders on the sale of Capital Securities that have been held for more than one year but less than eighteen months will be subject to a 28% maximum tax rate. To the extent the selling price is less than the United States Holder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

  The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A United States Holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to the United States Holder's adjusted tax basis in the pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the United States Holder's adjusted tax basis (which will include all accrued but unpaid interest) a United States Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of interest income paid and OID accrued on the Capital Securities held of record by United States Holders (other than corporations and other exempt United States Holders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to a nonexempt United States Holder unless the United States Holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a United States Holder under the backup withholding rules will be allowed as a refund or a credit against such United States Holder's United States federal income tax liability, provided the required information is furnished to the IRS.

  It is anticipated that income on the Capital Securities will be reported to holders on Form 1099-INT or, if the Corporation exercises its option to defer any payment of interest, on Form 1099-OID, and mailed to holders of the Capital Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

  Prospective investors should be aware that Enron Corporation has filed a petition in U.S. Tax Court challenging the proposed disallowance by the IRS of the deduction of interest expense on securities issued by Enron Corporation in 1993 and 1994 that are similar to, although different in a number of respects from, the Junior Subordinated Debentures. It is possible that a decision in that case could give rise to a Tax Event, which would permit the Corporation to cause a redemption of the Capital Securities, as described more fully under "Description of Capital Securities--Redemption or Exchange" in the accompanying Prospectus. Prospective investors also should be aware that legislation has been proposed by the Clinton Administration in the past that, if enacted, would have denied an interest deduction to issuers of instruments such as the Junior Subordinated Debentures. No such legislation is currently pending. There can be no assurance, however, that similar legislation will not ultimately be enacted into law, or that other developments will not occur on or after the date hereof that would adversely affect the tax treatment of the Junior Subordinated Debentures or the Issuer. Such changes also could give rise to a Tax Event.

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is a holder of Capital Securities that is a nonresident alien individual or a foreign corporation. Under present United States federal income tax laws: (i) payments by the Issuer or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to withholding of United States federal income tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Issuer or its agent, under penalty of perjury, that it is not a United States Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Issuer or its agent, under penalty of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Issuer or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will generally not be subject to withholding of United States federal income tax on any gain realized upon the sale or other disposition of a Capital Security provided the gain is not effectively connected with the conduct of a trade or business in the United States by the United States Alien Holder.

  On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which may make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                         CERTAIN ERISA CONSIDERATIONS

  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

  Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b) (5) of ERISA) are not subject to the requirements of ERISA or
Section 4975 of the Code.

  Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor ("DOL"), the assets of the Issuer would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire Capital Securities issued by the Issuer and no exception were applicable under the Plan Assets Regulation.

  Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any Capital Securities issued by the Issuer, less than 25% of the value of each class of Capital Securities were held by Plans, other employee benefit plans not subject to ERISA or
Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities of the Issuer held by Benefit Plan investors will be less than 25% of the total value of such Capital Securities of the Issuer at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by the Corporation.

  Certain transactions involving the Issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities of the Issuer were acquired with "plan assets" of such Plan and assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between the Corporation and the Issuer (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by
Section 406(a) (1) (B) of ERISA and Section 4975(c) (1) (B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

  The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

  The Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either
(a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding.

  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Issuer are deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Corporation and the Issuer have agreed that the Issuer will sell to each of the Underwriters named below, and each of such Underwriters have severally agreed to purchase from the Issuer, the respective number of Capital Securities set forth opposite their names below.

                                                                      NUMBER OF
                                                                       CAPITAL
UNDERWRITER                                                           SECURITIES
-----------                                                           ----------
         ............................................................
                                                                         ---
  Total..............................................................
                                                                         ===

  Under the terms and conditions of the Underwriting Agreement and the Pricing Agreement, the Underwriters are committed to take and pay for all of the Capital Securities, if any are taken.

  The Underwriters have advised the Corporation that they propose initially to offer the Capital Securities to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain dealers at such price less a concession not in excess of $ per Capital Security. The Underwriters may allow, and such dealers may re-allow, a
discount not in excess of $   per Capital Security to certain other dealers.
After the Capital Securities are released for sale to the public, the public offering price, and other selling terms may from time to time be varied by the Underwriters.

  In view of the fact that the proceeds from the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' compensation for the Underwriters' arranging the investment therein of such proceeds an amount of $ per Capital Security for the accounts of the several Underwriters.

  The Corporation and the Issuer have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Capital Securities, as determined by the Underwriters, and (ii) 30 days after the closing date, they will not offer, sell, contract to sell or otherwise dispose of any Capital Securities, any other beneficial interests in the assets of the Issuer, or any preferred securities or any other securities of the Issuer or the Corporation which are substantially similar to the Capital Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive securities, preferred securities or any such substantially similar securities of either the Issuer or the Corporation, without the prior written consent of the Underwriters, except for the Capital Securities offered in connection with this offering.

  Prior to this offering, there has been no public market for the Capital Securities. The representatives of the Underwriters have advised the Corporation that they intend to make a market in the Capital Securities but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Capital Securities.

  In connection with the offering, the Underwriters may purchase and sell the Capital Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Capital Securities, and syndicate short positions involve the sale by the Underwriters of a greater number of Capital Securities than they are required to purchase from the

Issuer in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Capital Securities sold in the offering for their account may be reclaimed by the syndicate if such Capital Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Capital Securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on a national securities exchange, in the over-the-counter market or otherwise.

  The Corporation and the Issuer have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                            VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Trust Agreement and the formation of the Issuer will be passed upon by Richards, Layton & Finger, P.A., special Delaware Counsel to the Corporation and the Issuer. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Corporation by Louise M. Parent, Executive Vice President and General Counsel of the Corporation and for the Underwriters by Sullivan & Cromwell. Sullivan & Cromwell will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Cleary, Gottlieb, Steen & Hamilton.

                                 $500,000,000
                           AMERICAN EXPRESS COMPANY
              JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

                   AMERICAN EXPRESS COMPANY CAPITAL TRUST I
                   AMERICAN EXPRESS COMPANY CAPITAL TRUST II
                 CAPITAL SECURITIES FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY

                           AMERICAN EXPRESS COMPANY

                               ----------------

  American Express Company, a New York corporation (the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debentures--Subordination") of the Corporation. The Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"). In such circumstances, however, the Corporation would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Corporation's capital stock or debt securities that rank pari passu in all respects with or junior to the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" and "--Restrictions on Certain Payments".

  American Express Company Capital Trust I and American Express Company Capital Trust II, each a statutory business trust created under the laws of the State of Delaware (each, an Issuer and collectively, the "Issuers"), may severally offer, from time to time, capital securities (the "Capital Securities") representing beneficial interests in such Issuer. The Corporation will be the owner of the common securities representing common ownership interests in such Issuer (the "Common Securities" and, together with the Capital Securities, the "Trust Securities"). Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as provided in an accompanying Prospectus Supplement. Concurrently with the issuance by an Issuer of its Capital Securities, such Issuer will invest the proceeds thereof and of any contributions received in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Capital Securities (the "Related Capital Securities"). The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures will be the only revenue of each Issuer. If provided in an accompanying Prospectus Supplement, the Corporation may redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the related Trust Securities) or may terminate each Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of the Related Capital Securities in liquidation of their interests in such Issuer. See "Description of Capital Securities--Liquidation Distribution Upon Termination".

                                                       (continued on next page)

                               ----------------

THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION NOR  HAS THE SECURI-
  TIES AND  EXCHANGE COMMISSION  OR ANY  STATE SECURITIES  COMMISSION PASSED
   UPON THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS. ANY REPRESENTATION TO
    THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                  The date of this Prospectus is      , 1998

(cover page continued)

  If provided in the accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures. If interest payments are so deferred, Distributions on the Related Capital Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank pari passu with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Capital Securities will accumulate additional Distributions thereon at the rate set forth in the Prospectus Supplement). See "Description of Capital Securities-- Distributions".

  Taken together, the Corporation's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreements and the Guarantees--Full and Unconditional Guarantee". The payment of Distributions with respect to the Capital Securities of each Issuer and payments on liquidation or redemption with respect to such Capital Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by the Corporation to the extent described herein (each, a "Guarantee"). See "Description of Guarantees". The obligations of the Corporation under each Guarantee will be subordinate and junior in right of payment to all Senior Debt of the Corporation.

  The Junior Subordinated Debentures and the Capital Securities may be offered at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Capital Securities (including the Corresponding Junior Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $500,000,000. Certain specific terms of the Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Capital Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption or, exchange, initial offering or purchase price, methods of distribution and any other special terms.

  The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures and the Capital Securities.

  The Junior Subordinated Debentures and the Capital Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or the Capital Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Capital Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Capital Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Capital Securities.

  This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or the Capital Securities unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, at the offices of the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104, at the offices of the Chicago Stock Exchange, Inc., 440 South LaSalle Street, Chicago, Illinois 60605, and at the offices of the Boston Stock Exchange, Inc., One Boston Place, Boston, Massachusetts 02108.

  The Corporation and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  No separate financial statements of any Issuer have been included herein. The Corporation and the Issuers do not consider that such financial statements would be material to holders of the Capital Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. Furthermore, taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities of an Issuer. See "The Issuers", "Description of Capital Securities", "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" and "Description of Guarantees". In addition, the Corporation does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

    1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 dated March 30, 1998;

    2. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and


    3. The Corporation's Current Reports on Form 8-K dated January 26, 1998, February 4, 1998, February 10, 1998, April 16, 1998, April 23, 1998 and
  April 29, 1998.

  Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to Mr. Stephen P. Norman, Secretary, American Express Company, World Financial Center, 200 Vesey Street, New York, New York 10285, telephone number (212) 640-2000.

                                THE CORPORATION

  Through its subsidiaries, the Company is primarily engaged in the business of providing travel related services, financial advisory services and international banking services throughout the world.

  Travel related services are offered principally through American Express Travel Related Services Company, Inc. and its subsidiaries ("TRS") and include a variety of products and services, including the American Express(R) Card, the Optima(R) Card and other consumer and corporate lending products (the "Cards"), the American Express(R) Travelers Cheque (the "Travelers Cheque") and other stored value products, business expense management products and services, tax preparation and bookkeeping services, corporate and consumer travel products and services, magazine publishing, and management and merchant transaction processing, point of sale and back office products and services. At December 31, 1997, there were 42.7 million Cards in force worldwide, and worldwide Card billed business for the year ended December 31, 1997 was $209.2 billion. U.S. consumer lending operations are conducted by American Express Centurion Bank, a wholly-owned subsidiary of TRS whose deposits are insured by the Federal Deposit Insurance Corporation. Travelers Cheque sales for the year ended December 31, 1997 were $25 billion.

  American Express Financial Corporation ("AEFC") and its subsidiaries are engaged in providing a variety of financial products and services to help individuals, businesses and institutions establish and achieve their financial goals. AEFC's products and services include financial planning and advice, insurance and annuities, a variety of investment products, including investment certificates, mutual funds and limited partnerships, investment advisory services, trust and employee plan administration services, personal auto and homeowner's insurance and retail securities brokerage services. At December 31, 1997, American Express Financial Advisors Inc. ("AEFA"), AEFC's principal marketing subsidiary, maintained a nationwide financial planning field force of 8,776 persons. At December 31, 1997, AEFA's assets owned and/or managed totaled approximately $173.4 billion.

  American Express Bank Ltd., together with its subsidiaries ("AEBL") offers products that meet the financial service needs of four client groups: corporations, financial institutions, affluent individuals and retail customers. AEBL's five primary business lines are corporate banking and finance, correspondent banking, private banking, personal financial services and global trading. AEBL does not do business in the United States except as an incident to its activities outside the United States.

  The Corporation has its principal executive offices at World Financial Center, 200 Vesey Street, New York, New York 10285, telephone number (212) 640-2000.

                                  THE ISSUERS

  Each Issuer is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Depositor of the Issuer and the Delaware Trustee of the Issuer (each as defined herein) and
(ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of each Issuer.

  All of the Common Securities of each Issuer will be owned by the Corporation. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities of such Issuer, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation, as holder of the Common Securities, to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Capital Securities of such Issuer. See "Description of Capital Securities-- Subordination of Common Securities." The Corporation will acquire Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each Issuer.

  Unless otherwise specified in the Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the Trust Agreement. Each Issuer's business and affairs are conducted by its trustees. The trustees of each Issuer will be Bankers Trust Company, as the Property Trustee (the "Property Trustee"), and Bankers Trust (Delaware), as the Delaware Trustee (the "Delaware Trustee") (collectively, "Issuer Trustees"). In addition, two individuals who are employees or officers of or affiliated with the holder of a majority of the Common Securities will act as administrators with respect to each Issuer (the "Administrators"). The Administrators will be selected by the holder of the Common Securities. Bankers Trust Company will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Bankers Trust Company will also act as trustee under the Guarantees and the Indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debentures." The duties and obligations of each Issuer are governed by the applicable Trust Agreement. The Corporation will pay all fees and expenses related to each Issuer and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

  Bankers Trust Company has extended lines of credit to the Corporation and, as either principal or fiduciary, may own debt of the Corporation. The Corporation and its subsidiaries have other customary banking relationships with Bankers Trust Company in the ordinary course of business.

  The principal executive office of each Issuer is at World Financial Center, 200 Vesey Street, New York, New York 10285, and its telephone number is (212) 640-2000.

                                USE OF PROCEEDS

  Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to Issuers in connection with the investment by the Issuers of all the proceeds from the sale of Capital Securities) for general corporate purposes.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and Bankers Trust Company, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of the Corporation. See "--Subordination". The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "-- Subordination" and the Prospectus Supplement relating to any offering of Capital Securities or Junior Subordinated Debentures.

  The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (i) the title of the Junior Subordinated Debentures; (ii) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (iii) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (iv) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest

Payment Dates"), the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the record dates for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (v) the place or places where, subject to the terms of the Indenture as described below under "--Payment and Paying Agents," the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "--Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment"); (vi) any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (vii) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (viii) the denominations in which any Junior Subordinated Debentures shall be issuable; (ix) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest and Additional Interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (x) any additions, modifications or deletions in the events of default under the Indenture or covenants of the Corporation specified in the Indenture with respect to the Junior Subordinated Debentures;
(xi) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration or acceleration of the maturity thereof; (xii) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (xiii) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (xiv) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series; (xv) subject to the terms described herein under "--Global Junior Subordinated Debentures," whether the Junior Subordinated Debentures of the series shall be issued in whole or part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (xvi) the appointment of any paying agent or agents; (xvii) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Junior Subordinated Debentures into Capital Securities; (xviii) the form of Trust Agreement, Guarantee Agreement and Expense Agreement, if applicable; (xix) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other Indebtedness of the Corporation in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (xx) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

  The Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

REGISTRATION AND TRANSFER

  Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

  Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Debenture Trustee as securities registrar under the Indenture. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

  In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as depositary. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of DTC, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with DTC ("Participants"), including Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank societe anonyme ("Cedel Bank"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants), and the records of Participants (with respect to interests of persons who hold through Participants).

  So long as DTC, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of DTC or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants, including Euroclear and Cedel Bank, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if DTC is at any time unwilling, unable or ineligible to continue as depositary and the Corporation is unable to locate a qualified successor, the Corporation will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture or securities representing such series of Junior Subordinated Debentures. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series , an owner of a beneficial interest in a

Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation and the Debenture Trustee, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations specified in the Prospectus Supplement.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent or paying agents as the Corporation may designate from time to time, except, at the option of the Corporation, payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any paying agent; however, the Corporation will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

  If provided in the applicable Prospectus Supplement, the Corporation will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

  Unless otherwise indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time on or after a date and upon the satisfaction of such additional conditions as may be specified in the applicable Prospectus Supplement. The applicable Prospectus Supplement will also specify the minimum denominations of Junior Subordinated Debentures which may be redeemed and the redemption price.

  Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures or an Investment Company Event (as defined below) shall occur and be continuing, the Corporation may, at its option, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event or Investment Company Event, at a redemption price specified in the applicable Prospectus Supplement.

  "Tax Event" means with respect to an Issuer of a series of Capital Securities, the receipt by such Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any judicial decision or any official administrative pronouncement (including any private letter ruling, technical advice memorandum or field service advice) or regulatory procedure (an "Administrative Action"), regardless of whether such judicial decision or Administrative Action is issued to or in connection with a proceeding involving the Corporation or such Issuer and whether or not subject to review or appeal, which amendment, clarification, change, Administrative Action or decision is enacted, promulgated or announced, in each case, on or after the date of the applicable Prospectus Supplement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on such series Junior Subordinated Debentures,
(ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. See "Description of Capital Securities--Redemption or Exchange--Possible Tax Law Changes".

  "Investment Company Event" means the receipt by an Issuer of a series of Capital Securities of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of such Capital Securities.

  Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

  The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on, or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Capital Securities, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to such related Capital Securities or
(iii) the Corporation shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

  From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of Related Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting adversely the rights of the holders of such series of Junior Subordinated Debentures in any material respect, provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected,
(i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture. Furthermore, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Capital Securities affected unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied.

  In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

    (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures, including any Additional Interest in respect thereof, when due (subject to the deferral of any interest payment in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity or upon redemption; or

    (iii) failure to observe or perform any other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

  The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures of each series affected may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Related Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures of each series affected may annul such declaration. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Related Capital Securities shall have such right.

  The holders of a majority in aggregate outstanding principal amount of each series of outstanding Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any default, except a default in the payment of principal (or premium if any) or interest (including any Additional Interest) (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Related Capital Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

  In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

  If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay any interest or principal on such Corresponding Junior Subordinated Debentures on the date interest or principal is due and payable, a holder of Related Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest (including any Additional Interest) on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Capital Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities outstanding. If the right to bring a Direct Action is removed, the Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation shall have the right under the Indenture to set-off any payment made to such holder of Capital Securities by the Corporation in connection with a Direct Action.

  The holders of the Capital Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an event of default under the Trust Agreement. See "Description of Capital Securities--Events of Default; Notice".

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and that no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed by the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest (including any Additional Interest) to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

  The Junior Subordinated Debentures will be subordinate in right of payment, to the extent set forth in the Indenture, to all Senior Debt (as defined below) of the Corporation. If the Corporation defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Debt has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of the Junior Subordinated Debentures.

  As used herein, "Senior Debt" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Debt includes any subordinated debt securities issued in the future with substantially similar subordination terms, but does not include the Junior Subordinated Debentures of any series or any junior subordinated debt securities issued in the future with subordination terms substantially similar to those of the Junior Subordinated Debentures. Substantially all of the existing indebtedness of the Corporation constitutes Senior Debt.

  In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Corporation ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Corporation ranking junior to the Junior Subordinated Debentures. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Debt has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Debt may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Event of Default under the Indenture.

  The Junior Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

TRUST EXPENSES

  Pursuant to the Expense Agreement for each series of Corresponding Junior Subordinated Debentures the Corporation will irrevocably and unconditionally agree with any Issuer that holds such Junior Subordinated Debentures that the Corporation will pay to such Issuer, and reimburse such Issuer for, the full amounts of any costs, expenses or liabilities of such Issuer, other than obligations of such Issuer to pay to the holders of any Capital Securities or other similar interests in such Issuer the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of each Issuer that are required by applicable law to be satisfied in connection with a termination of such Issuer.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

  The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Capital Securities. In that event, concurrently with the issuance of each Issuer's Capital Securities, such Issuer will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer in such series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Capital Securities and the Common Securities of such Issuer and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Capital Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default, as described under "--Modification of Indenture" and "--Debenture Events of Default", unless provided otherwise in the Prospectus Supplement for such Related Capital Securities.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event or Investment Company Event in respect of an Issuer shall occur and be continuing, the Corporation may, at its option, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, or Investment Company Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation at a redemption price specified in the applicable Prospectus Supplement. For so long as the applicable Issuer is the holder of all the outstanding Corresponding Junior Subordinated Debentures of such Issuer, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

  The Corporation will covenant in the Indenture, as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event described in clause (i) or (iii) of the definition of Tax Event has occurred and is continuing in respect of such Issuer and (iii) the Corporation has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Capital Securities--Redemption or Exchange") in respect of such Trust Securities, the Corporation will pay to such Issuer such Additional Sums. The Corporation will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Capital Securities in exchange therefor upon liquidation of such Issuer or
(b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer not to be taxable as a corporation for United States federal income tax purposes.

                       DESCRIPTION OF CAPITAL SECURITIES

  Pursuant to the terms of the Trust Agreement for each Issuer, the Property Trustee on behalf of such Issuer will issue the Capital Securities and the Common Securities. The Capital Securities of a particular Issuer will represent preferred beneficial interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Capital Securities and each Trust Agreement, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to which reference is hereby made. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

GENERAL

  The Capital Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities". Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Capital Securities and Common Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of an Issuer's Capital Securities (the "Guarantee" for such Capital Securities) will be a guarantee on a subordinated basis with respect to the related Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees".

DISTRIBUTIONS

  Distributions on the Capital Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  Each Issuer's Capital Securities represent preferred beneficial interests in the applicable Issuer, and the Distributions on each Capital Security will be payable at a rate specified in the applicable Prospectus Supplement for such Capital Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Capital Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

  If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture pursuant to which it will issue the Corresponding Junior Scheduled Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in the applicable Prospectus Supplement (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Capital Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate set forth in the applicable Prospectus Supplement) by the Issuer of such Capital Securities during any such Extension Period. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

  The revenue of each Issuer available for distribution to holders of its Capital Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures." If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Capital Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantees."

  Distributions on the Capital Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record date, which, as long as the Capital Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

  Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") specified in the applicable Prospectus Supplement. If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Related Capital Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Capital Securities and the Common Securities.

  The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Investment Company Event or (iii) as may be otherwise specified in the applicable Prospectus Supplement.

  Distribution of Corresponding Junior Subordinated Debentures. The Corporation has the right at any time to terminate any Issuer and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Related Capital Securities and Common Securities issued by such Issuer to be distributed to the holders of such Capital Securities and Common Securities in liquidation of the Issuer.

  Tax Event or Investment Company Event Redemption. If a Tax Event or Investment Company Event in respect of a series of Capital Securities and Common Securities shall occur and be continuing, the Corporation has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Capital Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Investment Company Event. In the event a Tax Event or Investment Company Event in respect of the Capital Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Capital Securities or to liquidate the related Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of such Capital Securities and Common Securities in exchange therefor upon liquidation of the Issuer as described above, such Capital Securities will remain outstanding and, as specified in the applicable Prospectus Supplement, Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Capital Securities and Common Securities of the Issuer shall not be reduced as a result of certain additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

  "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, the Trust Securities of such series having a Liquidation Amount (as defined below) equal to the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

  "Liquidation Amount" means the stated amount per Trust Security specified in the applicable Prospectus Supplement.

  "Tax Event" means, with respect to an Issuer of a series of Capital Securities, the receipt by such Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any judicial decision or any official administrative pronouncement (including any private letter ruling, technical advice memorandum or field service advice) or regulatory procedure (an "Administrative Action"), regardless of whether such judicial decision or Administrative Action is issued to or in connection with a proceeding involving the Corporation or such Issuer and whether or not subject to review or appeal, which amendment, clarification, change, Administrative Action or decision is enacted, promulgated or announced, in each case, on or after the date of the applicable Prospectus Supplement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on such series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  Possible Tax Law Changes. Prospective investors should be aware that Enron Corporation has filed a petition in Tax Court challenging the proposed disallowance by the Internal Revenue Service of the deduction of interest expense on securities issued by Enron Corporation in 1993 and 1994 that are similar to, although different in a number of respects from, the Junior Subordinated Debentures. It is possible that a decision in that case could give rise to a Tax Event, which would permit the Corporation to cause a redemption of Capital Securities. Prospective investors also should be aware that legislation has been proposed by the Clinton Administration in the past that, if enacted, would have denied an interest expense deduction to issuers of instruments such as the Junior Subordinated Debentures. No such legislation is currently pending. There can be no assurance, however, that similar legislation will not ultimately be enacted into law, or that other developments will not occur on or after the date hereof that would adversely affect the tax treatment of the Junior Subordinated Debentures. Such changes also could give rise to a Tax Event.

  "Investment Company Event" means, with respect to an Issuer, the receipt by such Issuer of a series of Capital Securities of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of such Capital Securities.

  After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Capital Securities (i) such series of Capital Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of such series of Capital Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Capital Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Capital Securities until such certificates are presented to the agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Capital Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

REDEMPTION PROCEDURES

  Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities".

  If an Issuer gives a notice of redemption in respect of its Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Capital Securities. See "Book-Entry Issuance". If such Capital Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price and any Distribution payable in respect of the Capital Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Capital Securities will continue to accrue at the then applicable rate from the Redemption Date originally established by the Issuer for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities laws), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Capital Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Capital Securities shall be made to the applicable recordholders thereof as they appear on the register for such Capital Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the Prospectus Supplement.

  If less than all of the Capital Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the Liquidation Amount of Capital Securities as specified in the applicable Prospectus Supplement. The Property Trustee shall promptly notify the securities registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof (and Distributions will cease to accrue on the Related Capital Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, each Issuer's Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities, provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, or Liquidation Distribution in respect of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all outstanding Capital Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Capital Securities then due and payable.

  In the case of any event of default under the applicable Trust Agreement resulting from a Debenture Event of Default, the Corporation as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of such Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the holder of the Common Securities; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to terminate such Issuer (which direction is optional and wholly within the discretion of the holders of Common Securities); (iii) redemption of all of the Issuer's Trust Securities as described under "Description of Capital Securities--Redemption or Exchange--Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

  If early termination of an Issuer occurs as described in clause (i), (ii) or
(iv) above, the Issuer shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of such Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Capital Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement with respect to the Capital Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

    (ii) default by the Issuer in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Issuer in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustees and the Corporation by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Trust Securities and the Administrators unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described above. See "--Liquidation Distribution Upon Termination". The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

  The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove the related Issuer Trustees for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Capital Securities. If an Issuer Trustee resigns, such Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Issuer Trustee under each Trust Agreement, provided such Entity shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS

  An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. An Issuer may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the Capital Securities merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the Capital Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the material rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the material rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act; and (viii) the Corporation or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes or cause the Junior Subordinated Debentures to be treated as other than indebtedness of the Corporation for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

  Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

  Each Trust Agreement may be amended from time to time by the holders of a majority of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which are not inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as may be necessary to ensure that the Issuer will not be taxable as a corporation or be classified as other than a grantor trust for United States federal income tax purposes at any time that any Trust Securities are outstanding, or to ensure that the Junior Subordinated Debentures are treated as indebtedness of the Corporation for United States federal income tax purposes or to ensure that the related Issuer will not be required to register as an "investment company" under the Investment Company Act, provided, however, that in the case of either clause (i) or (ii) such action shall not adversely affect in any material respect the interests of any holder and any amendments of such Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. Each Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Issuer

Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's not being taxable as a corporation for United States federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, except that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (a) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (b) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Corresponding Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities, provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Capital Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Property Trustee shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action and such action would not cause the Issuer to be classified as other than a grantor trust for United States federal income tax purposes and would not cause the Junior Subordinated Debentures to be treated as other than indebtedness of the Corporation for United States federal income tax purposes.

  Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in each Trust Agreement.

  No vote or consent of the holders of Capital Securities will be required for an Issuer to redeem and cancel its Capital Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL CAPITAL SECURITIES

  The Capital Securities of any series may be issued in whole or in part in the form of one or more Global Capital Securities that will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Global Capital Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Capital Securities represented thereby, a Global Capital Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Capital Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Capital Security, and the deposit of such Global Capital Security with or on behalf of DTC, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Capital Securities represented by such Global Capital Securities to the accounts of Participants. Such accounts shall initially be designated by the dealers, underwriters or agents with respect to such Capital Securities or by the Corporation if such Capital Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Capital Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Capital Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants).

  So long as DTC, or its nominee, is the registered owner of such Global Capital Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by such Global Capital Security for all purposes under the Indenture governing such Capital Securities. Except as provided below, owners of beneficial interests in a Global Capital Security will not be entitled to have any of the individual Capital Securities of the series registered in their names, will not receive or be entitled to receive physical delivery of any such Capital Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Capital Securities represented by a Global Capital Security registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Capital Security representing such Capital Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Capital Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Capital Security representing such Capital Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that DTC or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions, including any payment of Redemption Price, in respect of a Global Capital Security representing Capital Securities of a series immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Capital Security for such Capital Securities as shown on the records of DTC or its nominee. The Corporation also expects that payments by Participants, including Euroclear and Cedel Bank, to owners of beneficial interests in such Global Capital Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, or if there shall have occurred and be continuing an event of default under the Indenture with respect to the Junior Subordinated Debentures of such series, the Issuer will issue individual Capital Securities of such series in exchange for the Global Capital Security representing such series of Capital Securities. In addition, the Issuer may at any time, in its sole discretion, determine not to have any Capital Securities of such series represented by one or more Global Capital Securities and, in such event, will issue certificated Capital Securities of such series in exchange for the Global Capital Security or Securities representing such series of Capital Securities. Further, if the Issuer so specifies with respect to the Capital Securities of a series, an owner of a beneficial interest in a Global Capital Security representing Capital Securities of such series may, on terms acceptable to the Issuer, the Property Trustee and DTC, receive individual Capital Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Capital Securities. In any such instance, an owner of a beneficial interest in a Global Capital Security will be entitled to physical delivery of individual Capital Securities of the series equal in principal amount to such beneficial interest and to have such Capital Securities registered in its name. Individual Capital Securities of such series so issued will be issued in denominations, unless otherwise specified by the Issuer, and integral multiples thereof that are the same as the denominations and multiples in which the Capital Securities are issued.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Capital Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if any Issuer's Capital Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Property Trustee shall appoint a successor (which shall be a bank or trust company acceptable to the Administrators) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Capital Securities.

  Registration of transfers of Capital Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of their Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Trust Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Capital Securities.

  Holders of the Capital Securities have no preemptive or similar rights.

  The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

  DTC will act as securities depositary for all of the Capital Securities and the Junior Subordinated Debentures. The Capital Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee) for credit to the respective accounts of the purchasers at DTC, Euroclear and Cedel Bank. One or more fully-registered global certificates will be issued for the Capital Securities and the Junior Subordinated Debentures of each Issuer, representing in the aggregate the total number of such Issuer's Capital Securities or aggregate principal balance of the Junior Subordinated Debentures, respectively, and will be deposited with DTC.

  The Corporation and each Issuer understand that: DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Capital Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Capital Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Capital

Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Capital Securities of such Issuer or Junior Subordinated Debentures is discontinued.

  Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons may be limited. Because DTC can only act on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a Global Capital Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate of such interest. Transfers between Participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules an operating procedures.

  Cross-market transfers between DTC participants, on the one hand, and directly or indirectly through Euroclear or Cedel Bank participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Cedel Bank, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel Bank, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Cedel Bank, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in a Global Capital Security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC, Cedel Bank participants and Euroclear participants may not deliver instructions directly to the depositaries for Cedel Bank or Euroclear.

  Because of time zone differences, the securities account of a Euroclear or Cedel Bank participant purchasing an interest in a Global Capital Security from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear and Cedel Bank) immediately following the DTC settlement date, and such credit will be reported to the relevant Euroclear or Cedel Bank participant on such processing day. Cash received in Euroclear or Cedel Bank as a result of sales of interests in a Global Capital Security by or through a Euroclear or Cedel Bank participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel Bank cash account only as of the business day following settlement in DTC.

  DTC has no knowledge of the actual Beneficial Owners of the Capital Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to Cede & Co. as the registered holder of the Capital Securities or Junior Subordinated Debentures. If less than all of an Issuer's Capital Securities or the Junior

Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Capital Securities or the Junior Subordinated Debentures is limited to the holders of record of the Capital Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  The Corporation expects that DTC or its nominee, upon receipt of payments in respect of each Global Capital Security, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of each Global Capital Security as shown on the records of DTC or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in each Global Capital Security held through such Participants, including Cedel Bank and Euroclear, will be governed by standing instructions and customary practices, and, in the case of Cedel Bank and Euroclear, in accordance with the relevant system's rules and procedures. Such payments will be the responsibility of such Participants.

  DTC may discontinue providing its services as securities depositary with respect to any of the Capital Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the Property Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Capital Security or Junior Subordinated Debenture certificates representing such Capital Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Capital Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Capital Securities or Junior Subordinated Debentures will be printed and delivered.

  Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Capital Securities among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Issuers will have any responsibility for the performance by DTC, Cedel Bank, or Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer of its Capital Securities for the benefit of the holders from time to time of such Capital Securities. Bankers Trust Company will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Capital Securities means that Issuer's Capital Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Capital Securities.

GENERAL

  The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee:
(i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Capital Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Capital Securities after satisfaction of liabilities to creditors of such Issuer as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Capital Securities or by causing the Issuer to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Capital Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

  If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Related Capital Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Corporation. See "--Status of the Guarantee". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "The Corporation". Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise.

  The Corporation has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures, the Indenture and the applicable Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantees".

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt of the Corporation in the same manner as Junior Subordinated Debentures.

  Each Guarantee will rank pari passu with all other Guarantees issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Capital Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Capital Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the material rights of holders of the related Capital Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement". All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the related Capital Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment obligations thereunder or to perform any non-payment obligations if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the related Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

  The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Capital Securities, upon full payment of the amounts payable upon liquidation of the Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Capital Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Capital Securities must restore payment of any sums paid under such Capital Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                            THE EXPENSE AGREEMENTS

  Pursuant to the Expense Agreements entered into by the Corporation under each Trust Agreement (each, an "Expense Agreement"), the Corporation will irrevocably and unconditionally guarantee to each Person or entity to whom each Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of such Issuer, other than obligations of such Issuer to pay to the holders of any Capital Securities or other similar interests in such Issuer the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be. The Expense Agreements will be enforceable by third parties.

      RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES, THE EXPENSE AGREEMENTS AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees". Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Related Capital Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on its Related Capital Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Capital Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of amounts of such Distributions to such holder. The obligations of the Corporation under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Capital Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Capital Securities and the Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Capital Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of such Issuer except such Issuer's obligations to holders of its Capital Securities under such Capital Securities; and (iv) each Trust Agreement provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

  Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

  A holder of any Related Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

  A default or event of default under any Senior Debt of the Corporation would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF THE ISSUERS

  Each Issuer's Capital Securities evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in the Corresponding Junior Subordinated Debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a Capital Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Issuer (or from the Corporation under the Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of the Related Capital Securities will be entitled to receive, out of the assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Capital Securities--Liquidation Distribution Upon Termination". Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as registered holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Capital Securities), the positions of a holder of such Capital Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                             PLAN OF DISTRIBUTION

  The Junior Subordinated Debentures or the Capital Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer may sell its Junior Subordinated Debentures or Capital Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Capital Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Capital Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

  Underwriters may offer and sell Junior Subordinated Debentures or Capital Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Capital Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Capital Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

  Any underwriting compensation paid by the Corporation and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Capital Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Capital Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Capital Securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

  Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Issuer to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

  In connection with the offering of the Capital Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Capital Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Capital Securities.

  Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

  The Junior Subordinated Debentures and the Capital Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Capital Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Capital Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Capital Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Capital Securities.

                            VALIDITY OF SECURITIES

  Unless otherwise indicated in the Prospectus Supplement, certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Trust Agreements and the formation of the Issuers will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Corporation and the Issuer. Unless otherwise indicated in the Prospectus Supplement, the validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Corporation by Louise M. Parent, Executive Vice President and General Counsel of the Corporation, and for the underwriters by Sullivan & Cromwell. Certain matters relating to United States Federal income tax considerations will be passed upon for the Corporation by Cleary, Gottlieb, Steen & Hamilton, as special tax counsel for the Corporation.

                                    EXPERTS

  The consolidated financial statements of the Corporation as of December 31, 1997 and December 31, 1996, and for each of the years ended December 31, 1997, 1996 and 1995 appearing in its Annual Report on Form 10-K dated March 30, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their respective reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

  With respect to the unaudited consolidated interim financial information for the three month periods ended March 31, 1998 and 1997, incorporated by reference in the Prospectus and Registration Statement, Ernst & Young LLP, independent auditors, have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act of 1933.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PRO-SPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMERICAN EXPRESS COMPANY CAPITAL TRUST I, AMERICAN EXPRESS COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLE-MENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICIATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMERICAN EXPRESS COMPANY CAPITAL TRUST I OR AMERICAN EXPRESS COMPANY SINCE SUCH DATE.

                                  -----------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                             PROSPECTUS SUPPLEMENT
Risk Factors..............................................................  S-5
American Express Company Capital Trust I..................................  S-9
The Corporation........................................................... S-10
Consolidated Ratio of Earnings to Fixed Charges........................... S-11
Use of Proceeds........................................................... S-12
Capitalization............................................................ S-12
Selected Financial Data................................................... S-13
Accounting Treatment...................................................... S-14
Certain Terms of Capital Securities....................................... S-14
Certain Terms of Subordinated Debentures.................................. S-19
Certain Terms of Guarantee................................................ S-24
U.S. Federal Income Tax Consequences...................................... S-24
Certain ERISA Considerations.............................................. S-29
Underwriting.............................................................. S-31
Validity of Securities.................................................... S-32
                                  PROSPECTUS
Available Information.....................................................    3
Incorporation of Certain Documents by Reference...........................    3
The Corporation...........................................................    5
The Issuers...............................................................    6
Use of Proceeds...........................................................    7
Description of Junior Subordinated Debentures.............................    7
Description of Capital Securities.........................................   19
Book-Entry Issuance.......................................................   31
Description of Guarantees.................................................   34
The Expense Agreements....................................................   36
Relationship Among the Capital Securities the Corresponding Junior
 Subordinated Debentures, the Expense Agreements and the Guarantees.......   37
Plan of Distribution......................................................   38
Validity of Securities....................................................   39
Experts...................................................................   39

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                     $

                   AMERICAN EXPRESS COMPANY CAPITAL TRUST I

                         % CAPITAL SECURITIES, SERIES I

         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                           AMERICAN EXPRESS COMPANY

                                  -----------

           LOGO

                                  -----------



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following is an estimate of the expenses which will be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

  To be borne by the Corporation:

                                                                        AMOUNT
                                                                      TO BE PAID
                                                                      ----------
   Registration Fee..................................................  $147,500
   Rating Agency Fees................................................    25,000
   Transfer Agent and Registrar Fees.................................     5,000
   Printing and Engraving............................................    30,000
   Legal Fees and Expenses...........................................   150,000
   Accounting Fees...................................................    20,000
   Blue Sky Fees and Expenses........................................    25,000
   Trustees Fees and Expenses........................................     5,000
   Miscellaneous.....................................................    10,000
                                                                       --------
     Total...........................................................  $417,500
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article VI of the Corporation's By-laws, as amended, provides as follows:

  Section 6.1--The corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the corporation and who is or was made or threatened to be made a party to, and may, in its discretion, indemnify, any person who is or was or has agreed to become a director or officer and is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type of kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving or has served or has agreed to serve in any capacity at the request of the corporation, by reason of the fact that he is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, penalties, costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal thereof; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes (i) that his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The benefits of this Section 6.1 shall extend to the heirs, executors, administrators and legal representatives of any person entitled to indemnification under this Section.

  Section 6.2--The Board in its discretion may authorize the corporation to indemnify any person, other than a director or officer, for expenses incurred or other amounts paid in any civil or criminal action, suit or proceeding, to which such person was, or was threatened to be made a party by reason of the fact that he, his testator or intestate is or was an employee of the corporation.

  Section 6.3--The corporation may indemnify any person to whom the corporation is permitted by applicable law or these by-laws to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or any other law or these by-laws or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these by-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by the
Section 6.3, shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of shareholders or disinterested directors or otherwise.

  Section 6.4--The right to indemnification conferred by Section 6.1, and any indemnification extended under Section 6.3, (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions thereof were set forth in a separate written contract between the corporation and such person, (ii) is intended to be retroactive to events occurring prior to the adoption of this Article VI, to the fullest extent permitted by applicable law, and (iii) shall continue to exist after the rescission or restrictive modification thereof with respect to events occurring prior thereto.

  With certain limitations, a director or officer of a corporation organized under the New York Business Corporation Law is entitled to indemnification by the corporation against reasonable expenses, including attorneys fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or has threatened to be made, a party by reason of the fact that he was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. Specific court approval is required in some cases. The foregoing is subject to the detailed provisions of the New York Business Corporation Law.

  In addition, the Corporation has purchased insurance policies which provide coverage for its directors and officers in certain situations where the Corporation cannot directly indemnify such directors or officers.

  For the undertaking with respect to indemnification, see Item 17 below.

  Reference is made to the Underwriting Agreement, which is filed as Exhibit
1.1 to this Registration Statement.

  Under the Trust Agreement, the Corporation will agree to indemnify each of the Trustees of the Issuers or any predecessor Trustee for the Issuers, and to hold the Trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

ITEM 16. EXHIBITS

  The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

    1.1 Form of Underwriting Agreement.
    3.1 American Express Company's Restated Certificate of Incorporation dated
        May 29, 1997, as amended to date (incorporated by reference to Exhibit
        4.1 of the Corporation's Registration Statement on Form S-3 (File No.
        333-325251), filed with the Commission on July 31, 1997).
    3.2 American Express Company's By-Laws, as amended (incorporated by reference to Exhibit 3.2 of the Corporation's Annual Report on Form 10-
        K for the year ended December 31, 1997).

    4.1 Junior Subordinated Indenture, dated as of      , 1998, between
        American Express Company and Bankers Trust Company, as Debenture
        Trustee.
    4.2 Certificate of Trust of American Express Company Capital Trust I.
    4.3 Trust Agreement of American Express Company Capital Trust I.
    4.4 Certificate of Trust of American Express Company Capital Trust II.
    4.5 Trust Agreement of American Express Company Capital Trust II.
    4.6 Form of Amended and Restated Trust Agreement of American Express
        Company Capital Trust I and American Express Company Capital Trust II.
    4.7 Form of Capital Security Certificate for American Express Company
        Capital Trust I and American Express Company Capital Trust II (included as Exhibit E of Exhibit 4.6).
    4.8 Form of Guarantee Agreement for American Express Company Capital Trust
        I and American Express Company Capital Trust II.
    5.1 Opinion of Louise M. Parent, Esq. as to legality of the Junior
        Subordinated Debentures and the Guarantees to be issued by American
        Express Company.
    5.2 Opinion of Richards, Layton & Finger, P.A. as to legality of the
        Capital Securities to be issued by American Express Company Capital
        Trust I.
    5.3 Opinion of Richards, Layton & Finger, P.A. as to the legality of the
        Capital Securities to be issued by American Express Company Capital
        Trust II.
    8.1 Opinion of Cleary, Gottlieb, Steen & Hamilton as to certain United
        States federal income tax matters.
   12.1 Computation of Ratio Earnings to Fixed Charges and Ratio of Earnings to
        Fixed Charges (incorporated by reference to Exhibit 12 of the
        Corporation's Quarterly Report on Form 10-Q for the quarter ended March
        31, 1998).
   15.1 Letter re: unaudited financial information.
   23.1 Consent of Ernst & Young LLP.
   23.2 Consent of Louise M. Parent, Esq. (included in Exhibit 5.1).
   23.3 Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2 and 5.3).
   23.4 Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit
        8.1).
   24.1 Power of Attorney.
   25.1 Form T-1 Statement of Eligibility of Bankers Trust Company to act as
        Trustee under the Junior Subordinated Indenture.
   25.2 Form T-1 Statement of Eligibility of Bankers Trust Company to act as
        Property Trustee for the Amended and Restated Trust Agreement of
        American Express Company Capital Trust I.
   25.3 Form T-1 Statement of Eligibility of Bankers Trust Company to act as
        Property Trustee for the Amended and Restated Trust Agreement of
        American Express Company Capital Trust II.
   25.4 Form T-1 Statement of Eligibility of Bankers Trust Company to act as
        Guarantee Trustee under the Guarantee for the benefit of the holders of
        Capital Securities of American Express Company Capital Trust I.
   25.5 Form T-1 Statement of Eligibility of Bankers Trust Company to act as
        Guarantee Trustee under the Guarantee for the benefit of holders of
        Capital Securities of American Express Company Capital Trust II.

ITEM 17. UNDERTAKING

  The undersigned hereby undertake:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed by a registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of each registrant pursuant to the provisions described in Item 15 above, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned hereby undertake that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK ON THE 1ST DAY OF JUNE, 1998.

                                          American Express Company

                                            /s/ Stephen P. Norman
                                          By: _________________________________

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                NAME                                      TITLE

                  *                       Chairman, Chief Executive Officer
-------------------------------------      and Director
            HARVEY GOLUB

                  *                       President, Chief Operating Officer
-------------------------------------      and Director
         KENNETH I. CHENAULT

                  *                       Vice Chairman and Chief Financial
-------------------------------------      Officer
         RICHARD KARL GOELTZ

                  *                       Senior Vice President and
-------------------------------------      Comptroller
           DANIEL T. HENRY

                  *                       Director
-------------------------------------
          DANIEL F. AKERSON

                  *                       Director
-------------------------------------
          ANNE L. ARMSTRONG

                                          Director
-------------------------------------
           EDWIN L. ARTZT

                NAME                                      TITLE

                  *                       Director
-------------------------------------
          WILLIAM G. BOWEN

                  *                       Director
-------------------------------------
       CHARLES W. DUNCAN, JR.

                  *                       Director
-------------------------------------
       BEVERLY SILLS GREENOUGH

                  *                       Director
-------------------------------------
           F. ROSS JOHNSON

                  *                       Director
-------------------------------------
        VERNON E. JORDAN, JR.

                  *                       Director
-------------------------------------
             JAN LESCHLY

                  *                       Director
-------------------------------------
             DREW LEWIS

                  *                       Director
-------------------------------------
             ALDO PAPONE

                  *                       Director
-------------------------------------
           FRANK P. POPOFF

  /s/ Stephen P. Norman
By: _________________________________
  STEPHEN P. NORMAN
  (AS ATTORNEY-IN-FACT)

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AMERICAN EXPRESS COMPANY CAPITAL TRUST I CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK ON THE 1ST DAY OF JUNE, 1998.

                                          American Express Company Capital
                                           Trust I
                                          By American Express Company, as
                                           Depositor

                                            /s/ Kim Rosenberg
                                          By: _________________________________

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AMERICAN EXPRESS COMPANY CAPITAL TRUST II CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK ON THE 1ST DAY OF JUNE, 1998.

                                          American Express Company Capital
                                           Trust II
                                          By American Express Company, as
                                           Depositor

                                            /s/ Kim Rosenberg
                                          By: _________________________________

                                 EXHIBIT INDEX

                                                                  SEQUENTIALLY
 EXHIBIT                      DESCRIPTION                        NUMBERED PAGES
 -------                      -----------                        --------------
   1.1   Form of Underwriting Agreement.
   3.1   American Express Company's Restated Certificate of
         Incorporation dated May 29, 1997, as amended to date
         (incorporated by reference to Exhibit 4.1 of the
         Corporation's Registration Statement on Form S-3
         (File No. 333-325251), filed with the Commission on
         July 31, 1997).
   3.2   American Express Company's By-Laws, as amended
         (incorporated by reference to Exhibit 3.2 of the
         Corporation's Annual Report on Form 10-K for the year
         ended December 31, 1997).
   4.1   Junior Subordinated Indenture, dated as of      ,
         1998, between American Express Company and Bankers
         Trust Company, as Debenture Trustee.
   4.2   Certificate of Trust of American Express Company
         Capital Trust I.
   4.3   Trust Agreement of American Express Company Capital
         Trust I.
   4.4   Certificate of Trust of American Express Company
         Capital Trust II.
   4.5   Trust Agreement of American Express Company Capital
         Trust II.
   4.6   Form of Amended and Restated Trust Agreement of
         American Express Company Capital Trust I and American
         Express Company Capital Trust II.
   4.7   Form of Capital Security Certificate for American
         Express Company Capital Trust I and American Express
         Company Capital Trust II (included as Exhibit E of
         Exhibit 4.6).
   4.8   Form of Guarantee Agreement for American Express
         Company Capital Trust I and American Express Company
         Capital Trust II.
   5.1   Opinion of Louise M. Parent, Esq. as to legality of
         the Junior Subordinated Debentures and the Guarantees
         to be issued by American Express Company.
   5.2   Opinion of Richards, Layton & Finger, P.A. as to
         legality of the Capital Securities to be issued by
         American Express Company Capital Trust I.
   5.3   Opinion of Richards, Layton & Finger, P.A. as to the
         legality of the Capital Securities to be issued by
         American Express Company Capital Trust II.
   8.1   Opinion of Cleary, Gottlieb, Steen & Hamilton as to
         certain United States federal income tax matters.
  12.1   Computation of Ratio Earnings to Fixed Charges and
         Ratio of Earnings to Fixed Charges (incorporated by
         reference to Exhibit 12 of the Corporation's
         Quarterly Report on Form 10-Q for the quarter ended
         March 31, 1998).
  15.1   Letter re: unaudited financial information.
  23.1   Consent of Ernst & Young LLP.
  23.2   Consent of Louise M. Parent, Esq. (included in
         Exhibit 5.1).
  23.3   Consent of Richards, Layton & Finger, P.A. (included
         in Exhibits 5.2 and 5.3).
  23.4   Consent of Cleary, Gottlieb, Steen & Hamilton
         (included in Exhibit 8.1).
  24.1   Power of Attorney.

                                                                 SEQUENTIALLY
 EXHIBIT                      DESCRIPTION                       NUMBERED PAGES
 -------                      -----------                       --------------
  25.1   Form T-1 Statement of Eligibility of Bankers Trust
         Company to act as Trustee under the Junior
         Subordinated Indenture.
  25.2   Form T-1 Statement of Eligibility of Bankers Trust
         Company to act as Property Trustee for the Amended
         and Restated Trust Agreement of American Express
         Company Capital Trust I.
  25.3   Form T-1 Statement of Eligibility of Bankers Trust
         Company to act as Property Trustee for the Amended
         and Restated Trust Agreement of American Express
         Company Capital Trust II.
  25.4   Form T-1 Statement of Eligibility of Bankers Trust
         Company to act as Guarantee Trustee under the
         Guarantee for the benefit of the holders of Capital
         Securities of American Express Company Capital Trust
         I.
  25.5   Form T-1 Statement of Eligibility of Bankers Trust
         Company to act as Guarantee Trustee under the
         Guarantee for the benefit of holders of Capital
         Securities of American Express Company Capital Trust
         II.